UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 15, 2016

BREEDIT CORP.
 (Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (973) 370-3768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2016, in connection with the closing of the merger agreement between BreedIT Corp. (the "Registrant") and Novomic Ltd ("Novomic"), the Registrant's board of directors: (i) accepted the resignation of Mr. Itschak Shrem as the Registrant's chief executive officer and chairman, effective August 17, 2016; (ii) appointed Zvi Yemini as chairman of the Registrant's board of directors; and (iii) appointed Liran Chen as chief executive officer of the Registrant, also effective August 17, 2016. In Mr. Shrem's letter of resignation, a copy of which is attached as Exhibit 17.3 to this Form 8-K, he stated that the reason for his resignation was to permit him to pursue other business interests following the successful closing of the merger which provided for the appointment by Novomic of new management. Mr. Shrem further stated that he has had no disagreements with the Registrant's operations, policies or practices. Reference is made to the Registrant's Form 8-K/12G3 filed with the SEC on August 9, 2016 with respect to the closing of the merger with Novomic. Mr. Erez Zino, who has served as a member of the Registrant's board of directors since 2012, will continue to serve as a director. In addition, Oded Gilboa, the Registrant's CFO, will continue to serve in that capacity.

Zvi Yemini, age 65, Chairman: Mr. Yemini founded ZAG Industries Ltd. ("ZAG") in 2007, an Israeli-based company that designs, develops, manufactures and markets plastic consumer products, in 1987 and served as its Chief Executive Officer until 2000, and as its chairman until 2006. Mr. Yemini has over 25 years of industry experience in technology, manufacturing and marketing . In 2002, Mr. Yemini cofounded Hydro Industries Ltd., an Israeli based company engaged in the development and marketing of garden equipment powered by water. Mr. Yemini served as its chairman from 2002 to 2011. Since 2011, Mr. Yemini has also served as the chairman Shenkar Design College, a public college in Ramat Gan, Israel that provides Israeli industrial companies with qualification and R&D services. Since 2002, Mr. Yemini has also served as the chairman of the Tel-Aviv Trade Fairs & Convention Center. Mr. Yemini holds a B.A in Industrial Engineering from the Technion Israel Institute of Technology and an Executive M.B.A. from Tel-Aviv University and a M.A. in Marketing from Baruch College in New York.

Liran Chen, age 36, CEO: Mr. Chen has over 9 years of experience in management and business development, specializing in identifying cross-sale opportunities with both new and existing customers, structuring proposals, negotiating business terms and devising and implementing M&A strategies. Since 2008, he has held various management positions including the position of Israeli CEO for Carat, which is part of the Dentsu Aegis Network - one of the largest and most innovative media holding companies in the world. Mr. Chen holds a law degree (LL.B) from The College of Management, located in Rishon LeZion, Israel. As part of his LL.B, he also obtained a Mediator Certificate. In addition, he participated in a Program from INSEAD Executive Education for Managing Partnerships and Strategic Alliances.

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.3	Letter of resignation of Itschak Shrem, dated August 15, 2016, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BreedIt Corp.

By:	/s/ Oded Gilboa
Name:	Oded Gilboa
Title:	Chief Financial Officer

Date: August 17, 2016